Exhibit 1.1

TELLURIAN INC.

$500,000,000 6.00% Convertible Senior Secured Notes due 2025

PLACEMENT AGENT AGREEMENT

June 1, 2022

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

1.               Introductory. Tellurian Inc., a Delaware corporation (“Company”), agrees with Roth Capital Partners, LLC that it shall act as placement agent (the “Placement Agent”), along with Citigroup Global Markets Inc. (“Citi”) in respect of the Company’s issuance and sale to the Purchasers (as defined below) of $500,000,000 principal amount of the 6.00% Convertible Senior Secured Notes due 2025 (the “Offered Securities”). The Offered Securities will be convertible into shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) on the terms, and subject to the conditions, set forth in the Indenture (as defined below). The Offered Securities will be issued pursuant to the indenture dated on or about June 3, 2022 (the “Base Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture to be dated on or about June 3, 2022 between the Company, the Trustee and the collateral agent named therein (the “Collateral Agent”) (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

(a)          On the Closing Date (as defined below), Tellurian Investments LLC, a direct wholly owned subsidiary of the Company (“Investments”), and the Collateral Agent shall execute and deliver the Pledge Agreement (the “Pledge Agreement”), pursuant to which Investments will grant a first priority security interest (subject to certain Permitted Liens (as defined in the Indenture)) to the Collateral Agent, as collateral agent for the holders of the Notes in all of the equity interests held by Investments in Tellurian Production Holdings LLC (“Production LLC”). This Agreement, the Pledge Agreement and the Indenture are collectively referred to as the “Transaction Documents.”

(b)          On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent and Citi shall be the exclusive placement agents in connection with the offering and sale by the Company of the Offered Securities pursuant to the Company's Registration Statement (as defined below), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent, Citi and the Purchasers (as defined below). The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Offered Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its Affiliates (as defined below) be obligated to underwrite or purchase any of the Offered Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Offered Securities and the Company shall have the sole right to accept offers to purchase Offered Securities and may reject any such offer, in whole or in part.

(c)          The term of the exclusive engagement of the Placement Agent and Citi will be until the completion of the Offering; provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon 10 days written notice to the other parties. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D)(i), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Act (as defined below).

2.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent that:

(a)          Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the applicable conditions set forth in Form S-3 (including General Instructions I.A and I.B) under the Act (as defined below). The Company has filed with the Commission a registration statement on Form S-3 (No. 333-235793), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which became effective at the time of filing. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Offered Securities as contemplated hereby meet the requirements of Rule 415 under the Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR (as defined below), to the Placement Agent and its counsel. The Company has not distributed and, prior to the later to occur of the Closing Date (as defined below) and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering or sale of the Offered Securities other than the Registration Statement and the Prospectus and any Permitted Issuer Free Writing Prospectus. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the NYSE American (“NYSE American”) under the trading symbol “TELL.” The Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from NYSE American. The Company has not received any notification that the Commission is contemplating terminating such registration. Except as set forth in the Prospectus (as defined below), the Company (i) has not received any notification that NYSE American is contemplating a delisting of the Common Stock from NYSE American, and (ii) is, to its knowledge, in material compliance with all applicable listing requirements of NYSE American.

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For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Permitted Issuer Free Writing Prospectus” shall have the meaning set forth in Section 5 hereof.

“Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange, the NYSE American and the NASDAQ Stock Market.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus in accordance with Rule 430B only upon filing that form of prospectus (including a prospectus supplement) with the Commission pursuant to Rule 424(b).

“Trust Indenture Act” means the Trust Indenture Act of 1939.

Unless otherwise specified, (i) a reference to a “rule” is to the indicated rule under the Act and (ii) a reference to any document includes any document incorporated by reference therein.

(b)            No Misstatement or Omission. (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects with the requirements of the Act and the Trust Indenture Act. The Registration Statement, when it became effective and on the Closing Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. (A) On its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b), (C) on the date of any amendment or supplement to the Prospectus and (D) on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and the Trust Indenture Act, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Placement Agent specifically for use in the preparation thereof.

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(c)          Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not being an “ineligible issuer” as defined in Rule 405.

(ii)            Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof.

(iii)            Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. The Company will take all commercially reasonable action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such a registration statement or post-effective amendment, as the case may be.

(iv)            Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(d)          Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e)          [Intentionally Omitted.]

(f)           Conformity with the Act and Exchange Act. The Registration Statement and the Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, the Prospectus, any Permitted Issuer Free Writing Prospectus or any amendment or supplement thereto, when such documents were or are filed with the Commission under the Act or the Exchange Act or became or become effective under the Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act and the Exchange Act, as applicable.

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(g)       Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied, except as otherwise set forth therein, on a consistent basis during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are required to be described in the Registration Statement (excluding the exhibits thereto) and the Prospectus and are not so described; and all disclosures contained or incorporated by reference in the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Commission Regulation S-K, to the extent applicable.

(h)       Conformity with EDGAR Filing. The Prospectus delivered to the Placement Agent for use in connection with the sale of the Offered Securities pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(i)        Organization. The Company and each of its Subsidiaries are duly organized, validly existing as a corporation or other entity and in good standing under the laws of its jurisdiction of organization, except in the case of such Subsidiaries where the failure to be so organized or existing or in good standing would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation or other entity for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such license or qualification, and has all organizational power and authority necessary to own or hold its properties and to conduct its business as described in the Prospectus, except where the failure to be so licensed or qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(j)        Subsidiaries. As of the date of this Agreement, the subsidiaries set forth on Schedule A hereto (collectively, the “Subsidiaries”) are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Except as set forth in the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any material lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, and in the case of Subsidiaries that are corporations, nonassessable. Except as set forth in the Prospectus, no Subsidiary is currently subject to a direct or indirect prohibition on paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company that would, individually or in the aggregate, have a Material Adverse Effect.

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(k)        No Violation or Default. Except as set forth in the Prospectus, neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Prospectus, to the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(l)         No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Permitted Issuer Free Writing Prospectus, if any, (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole and would be required to be described in the Prospectus, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than (a) in each case above in the ordinary course of business or as otherwise disclosed in the Prospectus (including any document deemed incorporated by reference therein) and (b) in the case of (iv) or (v), transactions between or among the Company and one or more of its directly or indirectly wholly-owned Subsidiaries, option grants and exercises and other transactions pursuant to the Company’s equity compensation plans and payments of dividends on or the conversion of shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”).

(m)       Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding equity capitalization as set forth in the Prospectus as of the dates referred to therein (the issued and outstanding equity capitalization as of any date being subject to option grants and exercises and other transactions pursuant to the Company’s equity compensation plans, the conversion of shares of Series C Preferred Stock and sales of the Offered Securities hereunder) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Prospectus. The description of the securities of the Company in the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities, other than options and other awards granted under the Company’s equity compensation plans and as may be issued pursuant to the terms of the Series C Preferred Stock.

(n)        Authorization; Enforceability. The Company has full corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

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(o)          Authorization of Offered Securities and Underlying Securities. The Offered Securities have been duly authorized by the Company and, on the relevant Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and will be entitled to the benefits provided by the Indenture. The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, the Indenture will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. The Offered Securities and the Indenture will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus. The maximum number of shares of Common Stock initially issuable upon conversion of the Offered Securities, assuming full physical settlement of all conversions of the Offered Securities (the “Maximum Number of Underlying Securities”) has been duly and validly authorized and reserved for issuance and, when issued upon conversion of the Offered Securities in accordance with the terms of the Offered Securities, will be duly and validly issued and fully paid and non-assessable, and will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus. The issuance of the Maximum Number of Underlying Securities will not be subject to any preemptive or similar rights.

(p)          No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or Investments of the Transaction Documents and the issuance and sale by the Company of the Offered Securities (including, without limitation, the issuance and delivery of the Maximum Number of Underlying Securities upon conversion of the Offered Securities), except for such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or as may be required under applicable state securities or other blue-sky laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or NYSE American in connection with the sale of the Offered Securities by the Placement Agent, or filings associated with the Pledge Agreement.

(q)          No Preferential Rights. Except as set forth in the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company other than pursuant to grants under the Company’s equity compensation plans, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Offered Securities (including the issuance and delivery of the Maximum Number of Underlying Securities), and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Securities as contemplated thereby or otherwise.

(r)           Independent Public Accounting Firm. Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent annual report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, is and, during the periods covered by its report, was an independent registered public accounting firm within the meaning of the Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, Deloitte & Touche LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to the Company.

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(s)         Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus are, except as would not have a Material Adverse Effect, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof.

(t)          No Litigation. Except as set forth in the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory audits or investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject, that in each case, individually or in the aggregate, would have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others. There are no current or pending legal, governmental or regulatory audits or investigations, actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not so described and there are no contracts or other documents related to any current or pending legal, governmental or regulatory audits or investigations, actions, suits or proceedings that are required under the Act to be filed as exhibits to the Registration Statement that are not so filed.

(u)         Intellectual Property. Except as disclosed in the Prospectus, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Prospectus, (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Prospectus as being owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, as would not, individually or in the aggregate, result in a Material Adverse Effect.

(v)         No Material Defaults. Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last annual report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

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(w)       Certain Market Activities. Neither the Company, nor any of the Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any unlawful action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(x)        Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(y)       No Reliance. The Company has not relied upon the Placement Agent or legal counsel for the Placement Agent for any legal, tax or accounting advice in connection with the offering and sale of the Offered Securities.

(z)        Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Prospectus, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Prospectus, the Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or is reasonably likely to be asserted or threatened against it which would have a Material Adverse Effect.

(aa)      Title to Real and Personal Property. Except as set forth in the Prospectus, the Company and its Subsidiaries have valid and defensible title, in accordance with customary industry standards for companies of comparable size, to substantially all their respective interests in natural gas and oil properties leased or owned by them, good and marketable title in fee simple to all other items of real property owned by them, good and valid title to all personal property described in the Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims (other than under joint operating and other agreements and arrangements customary in the oil and gas industry), except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Other than oil and gas properties, any real or personal property described in the Prospectus as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect. Except as set forth in the Prospectus, none of the Company or its Subsidiaries has received from any governmental or regulatory authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, in each case except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate. The Company and each of its Subsidiaries have such consents, easements, rights of way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable the Company and each of its Subsidiaries to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect or would reasonably be expected to be granted in the future in the ordinary course of business.

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(bb)      Environmental Laws. Except as set forth in the Prospectus, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Prospectus, other than permits expected to be granted in the future in the ordinary course of business or as otherwise described in the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)      Internal and Disclosure Controls. The Company and its Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Prospectus). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting that is required to be disclosed in the documents incorporated by reference into the Prospectus and the Registration Statement that is not so disclosed. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the most recent annual report on Form 10-K filed with the Commission (such date, the “Evaluation Date”). The Company presented in its most recent annual report on Form 10-K filed with the Commission the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective.

(dd)      Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

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(ee)        Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transaction herein contemplated, except as may otherwise exist with respect to the Placement Agent and Citi.

(ff)        Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would result in a Material Adverse Effect.

(gg)      Investment Company Act. The Company is not, and immediately after giving effect to the offering and sale of the Offered Securities, will not be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(hh)     Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except in each case as would not result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)      Off-Balance Sheet Arrangements. There are no off-balance sheet arrangements between and/or among the Company and/or, to the knowledge of the Company, any of its Affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity required to be described in the Prospectus which have not been described as required.

(jj)       ERISA. To the knowledge of the Company and except as disclosed in the Prospectus, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except as would not result in a material liability of the Company or any of its Subsidiaries.

(kk)      Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward-Looking Statements incorporated by reference in the Prospectus from the Company’s annual report on Form 10-K for the fiscal year most recently ended were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith commercially reasonable best estimate of the matters described therein.

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(ll)           Margin Rules. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(mm)      Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses of comparable size in similar industries.

(nn)       No Improper Practices. (i) Neither the Company nor, to the Company’s knowledge, the Subsidiaries, nor to the Company’s knowledge, any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any Subsidiary or any Affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, that is required by the Act to be described in the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any Affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Prospectus that is not so described; (iv) except as described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them that would constitute a violation of the Sarbanes-Oxley Act or would require disclosure in the Prospectus; (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services; (vi) neither the Company nor any Subsidiary nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus; and (vii) neither the Company or any Subsidiary will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(oo)       Status Under the Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Act at the times specified in Rules 164 and 433 under the Act in connection with the offering of the Offered Securities.

(pp)        [Intentionally Omitted.]

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(qq)      No Conflicts. The execution of the Transaction Agreements and the issuance, offering or sale of the Offered Securities (including the issuance and delivery of the Maximum Number of Underlying Securities upon conversion thereof), the consummation of any of the transactions contemplated herein or therein, the compliance by the Company and Investments with the terms and provisions hereof and thereof will not conflict with, and will not result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Investments pursuant to the terms of any contract or other agreement to which the Company or Investments may be bound or to which any of the property or assets of the Company or Investments is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company or Investments, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or Investments or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or Investments.

(rr)      Sanctions. (i) The Company represents that neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or, to the knowledge of the Company, any director, officer, employee, agent, controlled Affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (rr), “Person”) that is, or is owned or controlled by a Person that is:

(A)         the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over the Entity (collectively, “Sanctions”), nor

(B)          located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic, so-called Lubansk People’s Republic or any other Covered Region Ukraine identified pursuant to Executive Order 14065, and the Crimea region of Ukraine).

(ii)         The Entity represents and covenants that it will not knowingly, directly or indirectly, use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)         to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)         in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)        The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, for the past five years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in a manner that constituted or constitutes a violation of law.

(ss)      Stock Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Offered Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with in all material respects.

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(tt)      Possession of Licenses and Permits. The Company and its Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that would individually or in the aggregate have a Material Adverse Effect, in each case other than (i) Licenses expected to be granted in the future in the course of pursuing the Company’s development plan or (ii) Licenses, the failure of which to obtain would not have a Material Adverse Effect.

(uu)      Accurate Disclosure. The statements in the Prospectus under the headings “Material United States Federal Income Tax Considerations,” “Description of Our Capital Stock” and “Legal Matters,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(vv)      Independent Petroleum Engineers. Netherland, Sewell & Associates, Inc., which has certified the reserve information of the Company and its Subsidiaries, has represented to the Company that it is, and to the knowledge of the Company is, an independent petroleum engineering firm in accordance with guidelines established by the Commission.

(ww)     Reserve Report Data. The oil and gas reserve estimates of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus have been prepared or audited by independent reserve engineers in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company and its Subsidiaries as of the dates indicated. Other than production of the reserves in the ordinary course of business, intervening product price fluctuations and as described in the Registration Statement, the Prospectus, the Company is not aware of any facts or circumstances that would have a Material Adverse Effect on the reserves or the present value of future net cash flows therefrom as described in the Registration Statement, the Prospectus.

(ww)      Authorization of Pledge Agreement. Investments has the requisite organizational power and authority to enter into and perform its obligations under the Pledge Agreement

3.        Placement Agent Compensation. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to pay to the Placement Agent a fee (the “Placement Fee”) equal to 1.0% of the gross proceeds received by the Company from the sale of the Offered Securities. For the avoidance of doubt, the Placement Fee does not include any fees, expenses or other amounts paid or payable to, or on behalf of, the Placement Agent by the Company. The Placement Fee shall be payable in immediately available funds on the date (the “Closing Date”) the Company receives payment for the Offered Securities (the “Closing”) under one or more definitive securities purchase agreements between the Company and the purchasers (the “Purchasers”) of the Offered Securities.

4.        Certain Agreements of the Company. The Company agrees with the Placement Agent that:

(a)         Filing of Prospectuses. The Company has filed or will file the Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Placement Agent, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

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(b)        Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Placement Agent of any proposal to amend or supplement the Registration Statement or the Prospectus at any time and will offer the Placement Agent a reasonable opportunity to comment on any such amendment or supplement, provided that this shall apply only within the period during which a prospectus is required by the Act to be delivered, whether physically or through compliance with Rule 172 under the Act or any similar rule; and the Company will also advise the Placement Agent promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to the Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof. Notwithstanding the foregoing, clauses (i) and (ii) shall apply only within the period during which a prospectus is required by the Act to be delivered, whether physically or through compliance with Rule 172 under the Act or any similar rule.

(c)        Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Placement Agent or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Placement Agent of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Placement Agent and the dealers and any other dealers upon request of the Placement Agent, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Placement Agent’s consent to, nor the Placement Agent’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d)        Rule 158. As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)        Furnishing of Prospectuses. Upon the request of the Placement Agent, the Company will furnish to the Placement Agent copies of the Registration Statement, including all exhibits, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Placement Agent reasonably requests. The Company will pay the expenses of printing and distributing to the Placement Agent all such documents.

(f)         Blue Sky Qualifications. The Company will arrange, if necessary, for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Placement Agent may reasonably designate and will use commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)       Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Placement Agent, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Placement Agent (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Placement Agent may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Placement Agent.

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(h)          Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) any filing fees and other expenses (including reasonable fees and disbursements of counsel on behalf of the Placement Agent) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Placement Agent reasonably designates and the preparation and printing of memoranda relating thereto, (ii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, NYSE American, NASDAQ and other national and foreign exchanges, (iii) fees and expenses in connection with the registration of the Offered Securities and Underlying Securities under the Exchange Act, (iv) expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Placement Agent and for expenses incurred for preparing, printing and distributing any Permitted Issuer Free Writing Prospectuses to investors or prospective investors, (v) all fees and expenses of the Trustee and (vi) the fees and expenses incurred in connection with the listing of the Maximum Number of Underlying Securities issuable upon conversion of the Offered Securities on NYSE American. The Company also agrees to reimburse Placement Agent’s expenses (with supporting invoices/receipts) up to a maximum of $350,000, which reimbursement shall be payable immediately upon (but only in the event of) the Closing of the Offering.

(i)           Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the Prospectus and, except as disclosed in the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Affiliate of the Placement Agent.

(j)           Absence of Manipulation. The Company will not take, directly or indirectly, any unlawful action designed to or that might reasonably be expected to cause or result in, or that would constitute, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)          Reservation of Underlying Securities. The Company will reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the Maximum Number of Underlying Securities, less appropriate amounts to reflect the conversion, redemption or other retirement of Offered Securities from time to time, for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion of the Offered Securities.

(l)           Listing. The Company will use its best efforts to effect and maintain the listing of a number of shares of Common Stock equal to the Maximum Number of Underlying Securities on NYSE American.

5.            Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Placement Agent, and the Placement Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus (as defined in Rule 433), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Issuer Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Issuer Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

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6.            Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder are subject to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)            Deloitte & Touche LLP Comfort Letter. The Placement Agent shall have received letters, dated, respectively, the date hereof and the Closing Date, of Deloitte & Touche LLP confirming that it is a registered public accounting firm and independent public accountant within the meaning of the Securities Laws and substantially in form and substance satisfactory to you.

(b)            Netherland, Sewell & Associates, Inc. Comfort Letter. The Placement Agent shall have received letters, dated, respectively, the date hereof and the Closing Date of Netherland, Sewell & Associates, Inc., containing statements and information with respect to the estimated oil and gas reserves of the Company and in form and substance satisfactory to you.

(c)            Filing of Prospectus. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Placement Agent, shall be contemplated by the Commission.

(d)            No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any Material Adverse Effect which, in the judgment of the Placement Agent, makes it impractical or inadvisable to place the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act, or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Placement Agent, impractical to place or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Placement Agent, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to place the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)            Opinions of Counsels for the Company. The Placement Agent shall have received opinions, dated the Closing Date, of Kirkland & Ellis LLP and Davis Graham & Stubbs LLP, each a counsel for the Company, in form and substance satisfactory to you.

(f)            Opinion of Counsel for the Placement Agent. The Placement Agent shall have received from Davis Polk & Wardwell LLP, counsel for the Placement Agent, such opinion and 10b-5 letter, dated the Closing Date, with respect to such matters as the Placement Agent may require, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

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(g)            Officer’s Certificate. The Placement Agent shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(i)            Listing of Underlying Securities. A number of shares of Common Stock equal to the Maximum Number of Underlying Securities shall have been approved for listing on NYSE American, subject to notice of issuance.

The Company will furnish the Placement Agent with such conformed copies of such opinions, certificates, letters and documents as the Placement Agent reasonably requests. The Placement Agent may in its sole discretion waive compliance with any conditions to the obligations of the Placement Agent hereunder.

7.            Indemnification and Contribution. (a)  The Company agrees to indemnify and hold harmless the Placement Agent, its Affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Act), and the directors, officers, agents and employees of the Placement Agent, its Affiliates and each such controlling person (the Placement Agent, and each such entity or person, an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Prospectus) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person's (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Offered Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement.

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(b)            Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any action or related actions, in addition to any local counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c)            In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d)            The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

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(e)            The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.

8.            Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Placement Agent, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.

9.            Notices. All communications hereunder will be in writing and, if sent to the Placement Agent, will be mailed, emailed or delivered and confirmed to Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach, CA 92660, Attention: Alexander G. Montano, facsimile number (949) 720-7223, or, if sent to the Company, will be mailed, emailed or delivered and confirmed to it at Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, TX 77002, Attention: General Counsel, Email: daniel.behlhumeur@tellurianinc.com; provided, however, that any notice to an Placement Agent or the Company pursuant to Section 7 will be mailed, emailed or delivered and confirmed to such Placement Agent or the Company, as applicable.

10.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

11.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

12.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)            No Other Relationship. The Placement Agent has been retained solely to act as a placement agent in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Placement Agent has advised or is advising the Company on other matters;

(b)            Arms-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Placement Agent, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            Absence of Obligation to Disclose. The Company has been advised that the Placement Agent and its Affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

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(d)        Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13.        Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Placement Agent with respect to the subject matter hereof. Without limitation of the foregoing, the parties agree that the letter agreement, dated as of April 27, 2022, by and between the Placement Agent and the Company, is hereby terminated and no compensation shall be due to the Placement Agent thereunder.

14.         Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

15.         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

16.         Recognition of the U.S. Special Resolution Regimes. (a) In the event that the Placement Agent, that is a Covered Entity, becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that the Placement Agent, that is a Covered Entity, or a BHC Act Affiliate of the Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

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If the foregoing is in accordance with the Placement Agent’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours,

Tellurian Inc.

By:	/s/ Kian Granmayeh
	Name:	Kian Granmayeh
	Title:	Chief Financial Officer

The foregoing Placement Agent Agreement is hereby confirmed and accepted as of the date first above written.

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Alexander G. Montano
	Name:	Alexander G. Montano
	Title:	Managing Director

[Signature Page to Placement Agent Agreement]

Schedule A

Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Ownership
Tellurian Inc. owns the following subsidiary directly:
Tellurian Investments LLC (formerly known as Tellurian Investments Inc.)	Delaware	100.0%
Tellurian Investments LLC owns the following subsidiaries directly:
Driftwood LNG Holdings LLC	Delaware	100.0%
Tellurian Production Holdings LLC	Delaware	100.0%
Delhi Connector LLC	Delaware	100.0%
Tellurian Corporate & Shared Services LLC	Delaware	100.0%
Tellurian Marketing & Trading LLC	Delaware	100.0%
Driftwood LNG Holdings LLC owns the following subsidiary directly:
Driftwood Capital Holdings I LLC	Delaware	100.0%
Driftwood Capital Holdings I LLC owns the following subsidiary directly:
Driftwood Capital Holdings LLC	Delaware	100.0%
Driftwood Capital Holdings LLC owns the following subsidiary directly:
Driftwood Holdco I LLC	Delaware	100.0%
Driftwood Holdco I LLC owns the following subsidiary directly:
Driftwood Holdco LLC	Delaware	100.0%
Driftwood Holdco LLC owns the following subsidiaries directly:
Driftwood Pipeline LLC (formerly known as Driftwood LNG Pipeline LLC)	Delaware	100.0%
Driftwood LNG Tug Services LLC	Delaware	100.0%
Driftwood LNG LLC	Delaware	100.0%
Tellurian Production Holdings LLC owns the following subsidiaries directly:
Tellurian Operating LLC	Delaware	100.0%
Tellurian Production LLC	Delaware	100.0%
Tellurian Minerals LLC	Delaware	100.0%
Tellurian Corporate & Shared Services LLC owns the following subsidiaries directly:
Driftwood Asset Services LLC	Delaware	100.0%
Tellurian Services LLC (formerly known as Parallax Services LLC)	Delaware	100.0%
Tellurian Management Services LLC (formerly known as Tellurian O&M LLC and Driftwood Operating LLC)	Delaware	100.0%
Tellurian Marketing & Trading LLC owns the following subsidiaries directly:
Tellurian LNG Marketing & Trading Ltd (formerly known as Tellurian International Holdings Ltd)	United Kingdom	100.0%
Tellurian Supply & Trade LLC	Delaware	100.0%
Tellurian LNG Marketing & Trading Ltd owns the following subsidiaries directly:
Tellurian Trading UK Ltd	United Kingdom	100.0%
Tellurian LNG Singapore Pte. Ltd.	Singapore	100.0%
Tellurian LNG UK Ltd	United Kingdom	100.0%